Exhibit 99.2

PROJECT ARGYLE

Financial Statements

December 31, 2011 and 2010

(With Independent Auditors’ Report Thereon)

PROJECT ARGYLE

Ernst & Young LLP Chartered Accountants Ernst & Young Tower 1000, 440 2nd Avenue S.W. Calgary, Alberta T2P 5E9
Tel: 403 290 4100 Fax: 403 290 4265 ey.com/ca

INDEPENDENT AUDITORS’ REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of BP Canada Energy Company and its Subsidiaries

We have audited the accompanying balance sheets of Project Argyle, a business wholly owned by BP p.l.c (the “Company”) and its affiliates, as of December 31, 2011 and 2010, and the related statements of comprehensive income, change in net parent investment and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of Project Argyle’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Project Argyle’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Project Argyle at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Calgary, Canada
March 22, 2012	Ernst & Young LLP

A member firm of Ernst & Young Global Limited

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Balance Sheets

December 31, 2011 and 2010

(Dollars in thousand)

	2011	2010
Assets
Current assets:
Trade and other receivables — third parties (note 13)	$232,414	219,427
Trade and other receivables — related parties (note 13)	143,013	76,492
Inventories (note 12)	555,336	415,633
Prepayments	—	1,276
Total current assets	930,763	712,828
Noncurrent assets:
Property, plant and equipment (note 10)	559,774	567,068
Intangible assets	295	198
Other receivables (note 13)	—	9,976
Total noncurrent assets	560,069	577,242
Total assets	$1,490,832	1,290,070
Liabilities
Current liabilities:
Trade and other payables — third parties (note 15)	$298,256	401,761
Trade and other payables — related parties (note 15)	109,319	64,709
Provisions (note 17)	1,538	1,433
Total current liabilities	409,113	467,903
Noncurrent liabilities:
Other payables (note 15)	4,917	15,246
Deferred tax liabilities (note 9)	83,596	65,440
Provisions (note 17)	125,624	106,486
Total noncurrent liabilities	214,137	187,172
Total liabilities	623,250	655,075
Net assets	867,582	634,995
Net parent investment	867,582	634,995
Total equity	$867,582	634,995

See accompanying notes to financial statements.

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Statements of Comprehensive Income

Years ended December 31, 2011 and 2010

(Dollars in thousand)

	2011	2010
Sales and other operating revenues — third parties	$2,424,100	2,151,582
Sales and other operating revenues — related parties (note 19)	962,773	687,575
Other income (note 5)	3,073	2,714
Gain on sale of fixed assets (note 4)	1,410	—
Total revenues and other income	3,391,356	2,841,871
Purchases — third parties	2,173,999	1,798,391
Purchases — related parties	614,801	558,942
Operating expenses (note 6)	214,260	163,324
Property and similar taxes	5,135	4,805
Depreciation and amortization (note 10)	30,962	30,055
Finance costs (note 8)	1,950	1,751
Losses on sale of fixed assets (note 4)	308	2
Marketing and administrative expenses (note 20)	36,121	31,358
Fair value gain on derivatives (note 16)	(1,310)	(24,066)
Profit before taxation	315,130	277,309
Taxation (note 9)	83,407	80,634
Profit for the year	231,723	196,675
Total comprehensive income	$231,723	196,675

See accompanying notes to financial statements.

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Statements of Change in Net Parent Investment

Years ended December 31, 2011 and 2010

(Dollars in thousand)
Balance at January 1, 2010	598,574
Profit for the year	196,675
Net transfers to Parent	(160,254)
Balance at December 31, 2010	634,995
Profit for the year	231,723
Net transfers from Parent	864
Balance at December 31, 2011	$867,582

See accompanying notes to financial statements.

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Statements of Cash Flows

Years ended December 31, 2011 and 2010

(Dollars in thousand)

	2011	2010
Operating activities:
Profit for the year	$231,723	196,675
Adjustments to reconcile profit for the year to net cash provided by operating activities:
Depreciation and amortization (note 10)	30,962	30,055
(Gain) loss on sale of fixed assets (note 4)	(1,102)	2
Finance costs (note 8)	1,950	1,751
Change in deferred income taxes (note 9)	18,156	4,632
Net charge for provisions (note 17)	(798)	3,209
(Increase) decrease in inventories	(139,703)	(90,448)
(Increase) decrease in other current and noncurrent assets	(78,256)	30,986
(Decrease) increase in other current and noncurrent liabilities	(59,224)	(14,340)
Net cash provided by operating activities	3,708	162,522
Investing activities:
Capital expenditures (note 10)	(8,443)	(5,478)
Proceeds from disposals of fixed assets (note 4)	4,553	—
Net cash used in investing activities	(3,890)	(5,478)
Financing activities:
Net transfer from (to) parent	182	(157,044)
Net cash provided by (used in) financing activities	182	(157,044)
Increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	$—	—
Supplemental disclosures of cash flow information:
Noncash activities:
Property, plant and equipment transfers with affiliates	$682	(3,210)

See accompanying notes to financial statements.

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Notes to Financial Statements

December 31, 2011 and 2010

(1)                     Reporting Entity

Argyle (the Business, Company, we, us, or our) is domiciled in Canada with operations in Canada and the United States. The address of the Business’ registered office is 240 4th Avenue Southwest, Calgary, Alberta. The Business is 100% owned by BP p.l.c. and its affiliates (collectively, BP or the Parent). The Business is primarily involved in the processing and sale of Natural Gas Liquids (NGLs). The financial statements of the Company at and for the year ended December 31, 2011 comprise the Business and its net assets.

On December 1, 2011 BP announced that it has agreed to sell the Business to Plains Midstream Canada ULC (Plains Midstream), a wholly-owned subsidiary of the Plains All American Pipeline, LP.  Plains Midstream will pay BP a total of US$1.67 billion in cash, subject to customary adjustments, for the Business.

(2)                     Basis of Preparation

(a)                      Statement of Compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) and IFRS Interpretations Committee (IFRIC) interpretations issued and effective for the year ended December 31, 2011, or issued and early adopted. The standards and interpretations adopted in the year are described further in note 3 – Significant Accounting Policies.

The financial statements were authorized for issue on March 22, 2012.

(b)                      Basis of Measurement

The accompanying financial statements of Argyle have been prepared from the historical accounting records of BP in anticipation of a potential transaction to separate the Business from BP.

Historically, financial statements have not been prepared for Argyle as it has not operated as a separate business. These financial statements reflect the carve-out financial position and the related results of operations, cash flows, and changes in the parent’s net investment in Argyle described above in a manner consistent with how BP managed the Business and as though Argyle had been a stand-alone company for all periods presented. All material assets and liabilities specifically identified to Argyle have been presented in the carve-out balance sheets; all material revenues and expenses specifically identified to Argyle and allocations of overhead expenses have been presented in the carve-out statements of comprehensive income.

Allocations of expenses related to shared assets and liabilities and overhead expenses have been allocated to Argyle in accordance with the Securities and Exchange Commission of the United States’ Staff Accounting Bulletin Topic 1-B, Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity. The financials also are intended to comply with the disclosure requirements of the Ontario and Alberta Securities Commissions.

BP’s net investment in Argyle has been presented in lieu of stockholder’s equity in the carve-out financial statements. Transactions between Argyle and BP have been identified as related-party transactions. It is possible that the terms of the transactions with other BP affiliates are not the same as those that would result from transactions among unrelated parties. Payments made by BP to

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Notes to Financial Statements

December 31, 2011 and 2010

Argyle or to BP from Argyle are presented as transfers to and from parent as a component of net parent investment in the Business. Additionally, the carve-out financial statements for Argyle include allocations of costs for certain support functions for which the balance sheet impact is accounted for through BP’s net investment in Argyle. These support functions include legal, finance, human resources, and other administrative functions. As Argyle is not a separate legal entity, assets and liabilities associated with certain items that are included in the statements of comprehensive income are not included on the Argyle balance sheets. See note 20 – Related Parties for further information. In the opinion of BP’s management, all adjustments have been reflected that are necessary for a fair presentation of the carve-out financial statements. Also, BP’s management believes that the allocations have been made on a reasonable basis and have been consistently applied for each period presented. The carve-out financial statements may not necessarily reflect the financial position, results of operations, or cash flows that Argyle might have had in the past had it existed as a separate, stand-alone business during the periods presented.

The accounting policies that follow have been consistently applied to all years presented. The balance sheet as at January 1, 2010 is not presented as it is not affected by the retrospective adoption of any new accounting policies during the year, nor any other retrospective restatements or reclassifications.

(c)                       Functional and Presentation Currency

These financial statements are presented in United States Dollars (USD), which is the Business’ functional currency. All financial information presented in USD has been rounded to the nearest thousand unless otherwise noted.

(d)                      Use of Estimates and Judgments

The preparation of the financial statements in conformity with IFRS requires management to make judgments, estimates, and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements is included in the following notes:

Note 9 – Taxes

Note 14 – Valuations and Other Qualifying Accounts

Note 16 – Derivative Financial Instruments

Note 17 – Provisions

Note 18 – Contingencies and Commitments

Note 20 – Related Parties (Including Relationship with Parent and Corporate Allocations)

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Notes to Financial Statements

December 31, 2011 and 2010

(3)                     Significant Accounting Policies

(a)                      Jointly Controlled Assets

Argyle conducts many of its activities through joint ventures where the venturers have a direct ownership interest in, and jointly control, the assets of the venture. Argyle recognizes, on a line-by-line basis in the consolidated financial statements, its share of the assets, liabilities, and expenses of these jointly controlled assets incurred jointly with the other partners, along with the group’s income from the sale of its share of the output and any liabilities and expenses that the Business has incurred in relation to the venture.

(b)                      Relationship with Parent

BP’s net investment in Argyle is shown in lieu of stockholders’ equity in the financial statements as there was no direct ownership relationship between BP and the Business (as the Business is not a separate legal entity). BP’s net investment in the Business is presented as “Net parent investment.” Changes in net parent investment include net cash transfers and other transfers to and from Parent and the Business. BP performs cash management and other treasury-related functions on a centralized basis for nearly all of its operating units, which includes the Business. Assets and liabilities not specifically identifiable to the Business are reflected in the net parent investment account and include:

•                 Cash transfers to and from BP and Argyle;

•                 Accrued liabilities related to corporate allocations including administrative expenses for legal, accounting, treasury, information technology, human resources, and other services; and

•                 Interest expense and financing-related balances such as debt that is managed centrally by the Parent and which was not secured by the Argyle’s assets.

(c)                       Related Parties

In addition to transactions with the Parent that are discussed above, Argyle also has operating transactions, primarily purchases and sales of NGLs, with BP and other BP-owned entities (collectively, Related Parties). These purchases and sales are included in Argyle’s statement of comprehensive income and are disclosed as being with related parties on the face of the statements of comprehensive income. As noted above, Argyle participates in BP’s cash management and treasury-related functions. The BP policy in settling intercompany receivables and payables is automatic settlement at 30 days. Accordingly, receivables and payables aged less than 30 days are shown on the balance sheet and disclosed as being receivables from, and payables to, related parties. After 30 days, receivables and payables are deemed settled and reclassified to net parent investment.

(d)                      Property, Plant, and Equipment

Property, plant, and equipment are stated at cost, less accumulated depreciation and accumulated impairment losses.

The initial cost of an asset comprises its purchase price or construction cost, any costs directly attributable to bringing the asset into operation, and the initial estimate of the decommissioning obligation, if any. The purchase price or construction cost is the aggregate amount paid and the fair value of any other consideration given to acquire the asset.

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Notes to Financial Statements

December 31, 2011 and 2010

Expenditure on major maintenance refits or repairs comprises the cost of replacement assets or parts of assets, inspection costs, and overhaul costs. Where an asset or part of an asset that was separately depreciated is replaced and it is probable that future economic benefits associated with the item will flow to the Business, the expenditure is capitalized and the carrying amount of the replaced asset is derecognized. Overhaul costs for major maintenance programs and all other maintenance costs are expensed as incurred.

Property, plant, and equipment are depreciated on a straight-line basis over their expected useful life.

The useful lives of property, plant, and equipment are as follows:

Fixtures and office equipment	5 – 15 years
Plant, machinery, and equipment	30 years
Decommissioning assets	30 years
Transportation	5 – 15 years

The expected useful lives of property, plant, and equipment are reviewed on an annual basis and, if necessary, changes in useful lives are accounted for prospectively.

The carrying value of property, plant, and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. See further discussion below.

An item of property, plant, and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the statement of comprehensive income in the years in which the item is derecognized.

(e)                       Intangible Assets

Intangible assets are limited to internally developed software. These intangible assets have a finite life and are amortized on a straight-line basis over their expected useful lives. The expected useful life of the intangible asset is four years.

The expected useful lives of intangible assets are reviewed on an annual basis and, if necessary, changes in useful lives are accounted for prospectively.

The carrying value of intangible assets is reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. See further discussion below.

(f)                         Impairment of Intangible Assets and Property, Plant, and Equipment

The Business assesses assets or groups of assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, for example, low prices or margins for an extended period. If any such indication of impairment exists, the Business makes an estimate of the asset’s recoverable amount. Individual assets are grouped for impairment assessment purposes at the lowest level at which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. An asset group’s recoverable amount is the

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Notes to Financial Statements

December 31, 2011 and 2010

higher of its fair value less costs to sell and its value in use. Where the carrying amount of an asset group exceeds its recoverable amount, the asset group is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are adjusted for the risks specific to the asset group and are discounted to their present value using a pre tax discount rate that reflects current market assessments of the time value of money.

An assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of comprehensive income. After such a reversal, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

(g)                      Financial Assets

Financial assets are classified as receivables or as financial assets at fair value through profit or loss, as appropriate. Note that there are no loans or available-for-sale financial assets held by the Business. Financial assets held by the Business include trade receivables and other receivables (derivative financial instruments are held by the parent and discussed in the derivatives policy below). The Business determines the classification of its financial assets at initial recognition. Financial assets are recognized initially at fair value, normally being the transaction price plus, in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs.

The subsequent measurement of financial assets depends on their classification, as follows:

Receivables

Receivables are nonderivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are carried at their stated value as the time value of money is insignificant. Gains and losses are recognized in income when the receivables are derecognized or impaired. This category of financial assets includes trade and other receivables.

Financial Assets at Fair Value through Profit and Loss

Derivatives are included in this category. The actual derivative contracts are held by another BP entity, Integrated Sales and Trading (IST), which is not part of the Argyle Business. Accordingly, while realized gains and losses as well as the mark to market adjustments are recognized on the Argyle statement of comprehensive income, the corresponding asset is retained by the Parent.

(h)                      Impairment of Financial Assets

The Business assesses at each balance sheet date whether a financial asset or group of financial assets is impaired.

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Notes to Financial Statements

December 31, 2011 and 2010

Receivables

If there is objective evidence that an impairment loss on receivables has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows. The carrying amount of the asset is reduced and the amount of the loss is recognized in the statement of comprehensive income. Argyle has no general reserve against accounts receivable and specific accounts are reserved against when necessary. Argyle believes that the creditworthiness of its clients is of a high quality.

(i)                         Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method and comprises direct purchase costs, cost of processing, and transportation expenses. Net realizable value is determined by reference to prices existing at the balance sheet date.

(j)                         Financial Liabilities

Financial liabilities are classified as financial liabilities at fair value through profit or loss or as other financial liabilities, as appropriate. Financial liabilities include trade and other payables, accruals, and derivative financial instruments (which are held by IST on behalf of Argyle). The Business determines the classification of its financial liabilities at initial recognition. The measurement of financial liabilities depends on their classification, as follows:

Financial Liabilities Measured at Fair Value through Profit and Loss

Derivatives are included in this category. The actual derivative contracts are held by BP and not the Argyle business. Accordingly, while realized gains and losses as well as the mark-to-market adjustments are recognized on the Argyle statement of comprehensive income, the corresponding liability is retained by the Parent.

Other Financial Liabilities

Other financial liabilities of the Business include trade and other payables as well as accruals. Due to the short-term nature of these financial liabilities, they are initially and subsequently measured at their stated value, which approximates fair value.

(k)                      Leases

Argyle evaluates whether its leases are a finance or operating lease in accordance with International Accounting Standard (IAS) 17, Leases.  It was concluded all of its leases are operating leases. Operating lease payments are recognized as an expense in the statement of comprehensive income on a straight-line basis over the lease term.

(l)                         Derivative Financial Instruments

The Parent uses derivative financial instruments to manage certain exposures of the Business to fluctuations in energy and commodity prices. Derivative financial instruments are initially recognized at fair value on the date that a derivative contract is entered into and are subsequently remeasured at fair value.

Gains or losses arising from changes in the fair value of derivatives are recognized in the statements of comprehensive income as the derivatives entered into by the Business are not accounted for using

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Notes to Financial Statements

December 31, 2011 and 2010

hedge accounting. As the derivatives are held by the Parent, the balance sheet impact of the derivatives is recorded through net parent investment.

(m)                   Provisions and Contingencies

Provisions are recognized when Argyle has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate can be made as to the amount of the obligation. Where appropriate, the future cash flow estimates are adjusted to reflect risks specific to the liability.

If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows at a pre-tax risk-free rate that reflects current market assessments of the time value of money. Where discounting is used, the increase in the provision due to the passage of time is recognized within finance costs. Provisions are split between amounts expected to be settled within 12 months of the balance sheet date (current) and amounts expected to be settled later (noncurrent).

Contingent liabilities are possible obligations whose existence will only be confirmed by future events not wholly within the control of the Business, or present obligations where it is not probable that an outflow of resources will be required or the amount of the obligation cannot be measured with sufficient reliability. Contingent liabilities are not recognized in the financial statements but are disclosed unless the possibility of an outflow of economic resources is considered remote.

Amounts that Argyle has a contractual right to recover from third parties are contingent assets. Such amounts are not recognized in the accounts unless they are virtually certain to be received.

(n)                      Decommissioning

Liabilities for decommissioning costs are recognized when the Business has an obligation to dismantle and remove a facility or other asset and to restore the site on which it is located, and when a reliable estimate of that liability can be made. Where an obligation exists for a new facility, the decommissioning asset and liability will be set up on construction or installation. An obligation for decommissioning may also crystallize during the period of operation of a facility through a change in legislation or through a decision to terminate operations. The amount recognized is the present value of the estimated future expenditure determined in accordance with local conditions and requirements.

A corresponding item of property, plant, and equipment in an amount equivalent to the provision is also recognized. This is subsequently depreciated as part of the asset.

Other than the unwinding of the discount on the provision, any change in the present value of the estimated expenditure is reflected as an adjustment to the provision and the corresponding item of property, plant, and equipment. Such changes include foreign exchange gains and losses arising on the retranslation of the liability into the functional currency of the reporting entity, when it is known that the liability will be settled in a foreign currency.

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Notes to Financial Statements

December 31, 2011 and 2010

(o)                      Environmental Expenditures and Liabilities

Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and do not contribute to current or future earnings are expensed.

Liabilities for environmental costs are recognized when a clean-up is probable and the associated costs can be reliably estimated. Generally, the timing of recognition of these provisions coincides with the commitment to a formal plan of action or, if earlier, on divestment or on closure of inactive sites.

The amount recognized is the best estimate of the expenditure required. Where the liability will not be settled for a number of years, the amount recognized is the present value of the estimated future expenditure.

(p)                      Employee Benefits

Wages, salaries, and bonuses are accrued in the period in which the associated services are rendered by employees of the Business. Certain employees of the Business participate in share-based payment plans, pension plans, and other post retirement plans sponsored by the Parent. A charge for Argyle’s employees’ participation in these plans has been included in the statement of comprehensive income.

(q)                      Corporate Taxes

BP’s historic consolidated financial statements included the Argyle operations. For purposes of these carve-out financial statements, Argyle’s taxes are computed and reported on a “separate return” basis.  Income taxes as presented herein allocate current and deferred income taxes of BP to Argyle in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by IFRS.  Accordingly, the sum of the amounts allocated to the carve-out tax provisions may not equal the historical consolidated provision.  Under the separate return method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry-forwards.

Income tax expense is comprised of current and deferred tax. Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which

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Notes to Financial Statements

December 31, 2011 and 2010

they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

For further information, see Note 9.

(r)                        Custom Duties and Sales Taxes

Revenues, expenses, and assets are recognized net of the amount of customs duties or sales tax except:

•                 Where the customs duty or sales tax incurred on purchase of goods and services is not recoverable from the taxation authority, in which case the customs duty or sales tax is recognized as part of the cost of acquisition of the asset or as part of the expense item, as applicable.

•                 Receivables and payables are stated with the amount of customs duty or sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the balance sheet.

(s)                        Revenue

Revenue arising from the sale of goods is recognized when the significant risks and rewards of ownership have passed to the buyer and it can be reliably measured.

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods provided in the normal course of business, net of discounts, customs duties, and sales taxes.

Revenues associated with the sale of natural gas liquids and all other items are recognized when the title passes to the customer. Physical exchanges are reported net, as are sales and purchases made with a common counterparty, as part of an arrangement similar to a physical exchange.

Occasionally the Business enters into contacts with customers where a portion of expected revenue is received in advance. These pre payments are recorded as liabilities until the earnings process is complete.

(t)                         Finance Costs

Argyle’s finance costs primarily relate to the unwinding of discounts on provisions as the Business has no third-party debt. Finance costs are recognized as a component of comprehensive income during the period they are incurred.

(u)                      Impact of New International Financial Reporting Standards

Not Yet Adopted

The International Accounting Standards Board (IASB) has issued amendments to several existing accounting pronouncements. These amendments will become effective for future financial reporting periods and have not yet been adopted by Argyle: amendments to IAS 1, Presentation of Financial Statements, IFRS 9, Financial Instruments, IFRS 10, Consolidated Financial Statements, IFRS 11, Joint Arrangements, IFRS 12, Disclosures of Interests in Other Entities, IFRS 13 Fair Value

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Notes to Financial Statements

December 31, 2011 and 2010

Measurement, IAS 19 Employee Benefits, and IAS 28 Investments in Associates and Joint Ventures. Argyle, along with the Parent, has not yet completed its evaluation of the effect of adoption. These financial statements are prepared in anticipation of transaction to separate the Business from BP.

(4)                     Disposals and Impairments

	$ thousand
	2011	2010
Proceeds from disposal of fixed assets	4,553	—

Gains on sale of businesses and fixed assets	1,410	—
Losses on sale of businesses and fixed assets	(308)	(2)

Argyle sold two propane storage terminals in September with an effective date of October 31, 2011.  The first terminal sold was the Huntington Terminal located in Indiana and the second was the Tuscola Terminal located in Illinois.

In 2007, the Business sold its interest in a pipeline running from Alberta to Ontario. Due to specific terms, Argyle set up a receivable from, and payable to, the buyer of the pipeline. The receivable and payable were originally recorded in 2007 for $50 million and are reduced by $10 million each subsequent year. This receivable and payable have had no impact to the statements of comprehensive income in the two-year period ended December 31, 2011.

There were no impairments of fixed assets taken during the two-year period ended December 31, 2011.

(5)                     Other Income

Other income relates to Argyle performing certain services and inventory movements for other affiliates of BP. The inventory is consigned to Argyle and Argyle does not take title to the inventory related to this other income. All other income for the two-year period ended December 31, 2011 is earned through transactions with BP and its affiliates.

(6)                     Currency Exchange Gains and Losses

	$ thousand
	2011	2010
Currency exchange (gains)/losses charged to income	10,463	(14,730)

(7)                     Operating Leases

In the case of an operating lease entered into by Argyle as the operator of a jointly controlled asset, the amounts shown in the tables below represent the net operating lease expense and net future minimum lease payments. These net amounts are after deducting amounts reimbursed, or to be reimbursed, by joint venture partners, whether the joint venture partners have co-signed the lease or not. Where Argyle is not the operator of a jointly controlled asset, Argyle’s share of the lease expense and future minimum lease payments are included in the amounts shown, whether Argyle has co-signed the lease or not.

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

The table below shows the expense for the year in respect of operating leases:

	$ thousand
	2011	2010
Minimum lease payments	3,260	2,994
Contingent rentals	(1,178)	(970)
Sub-lease rentals	(30)	(60)
	2,052	1,964

Argyle enters into operating leases of plant and machinery, commercial vehicles, and land and buildings.

The future minimum lease payments at December 31, before deducting related rental income from operating sub leases of $68, are shown in the table below:

$ thousand
2011
Future minimum lease payments
Payable within
1 year	995
2 to 5 years	3,980
Thereafter	1,457

(8)                     Finance Costs

	$ thousand
	2011	2010
Unwinding of discounts on provisions	1,950	1,751

(9)                     Taxes

(a)                      As previously discussed in the Significant Accounting Policies section, BP’s historic consolidated financial statements included the Argyle operations. For purposes of these carve-out financial statements, Argyle’s taxes are computed and reported on a “separate return” basis.  Use of the separate return method may result in differences when the sum of the amounts allocated to carve-out tax provisions are compared with amounts presented in consolidated financial statements.  In that event, the related deferred tax assets and liabilities could be significantly different from those presented herein.  Furthermore, certain tax attributes, e.g., net operating loss carryforwards, may or may not exist at the carve-out level that were actually reflected in the consolidated financial statements.

(b)                      Income Tax Provision

The following table summarizes income tax expense (benefit) for the years ended December 31, 2011 and 2010:

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

	$ thousand
	2011	2010
Current tax expense:
Current Period	65,251	76,002
	65,251	76,002
Deferred tax expense:
Origination and reversal of temporary differences	18,156	4,632
	18,156	4,632

Total Income tax expense / (benefit)	83,407	80,634

(c)                       Effective and Statutory Rate Reconciliation

The following table summarizes a reconciliation of the Canada statutory income tax rate to Argyle’s effective tax rate, for the years ended December 31, 2011 and :

	2011	2010
Statutory federal income tax rates	27.1%	29.0%
Increase (decrease):
Foreign exchange adjustments	0.6%	-1.5%
Effect of tax rates in foreign jurisdictions	-0.5%	0.1%
Reduction in tax rate	-0.3%	-0.2%
Other	-0.4%	1.7%

Effective income tax rates	26.5%	29.1%

*                             Included in other are adjustments mainly attributable to differences between the fiscal year-end for Canadian tax return purposes versus the financial statement calendar year-end.

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

(d)                      Deferred Income Taxes

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carry forwards.  These items are stated at the enacted tax rates that are expected to be in effect when taxes are actually paid or recovered.  In addition, certain corporate allocations were pushed-down to the carve-out financial statements, without corresponding assets / liabilities.  In such cases, the related deferred tax liability (or deferred tax asset, if applicable) was deemed to remain with BP and was not recorded by Argyle.

The following table summarizes the deferred tax assets and liabilities, as of December 31, 2011 and 2010:

	$ thousand
	2011	2010
Deferred tax assets
Provision litigation	—	26,430
Decommission provision	27,766	23,791
Other deferred tax assets	3,544	1,659
Total tax assets	31,310	51,880

Deferred tax liabilities
Property, plant and equipment	(114,405)	(116,963)
Other deferred tax liability	(501)	(357)
Total tax liabilities	(114,906)	(117,320)

Net deferred tax liabilities	(83,596)	(65,440)

(e)                       Uncertain Tax Positions

Argyle is subject to income tax examinations by tax authorities.  Upon audit, taxing authorities may challenge all or part of an income tax position.  Argyle regularly assesses the outcome of potential examinations in each of the tax jurisdictions when determining the adequacy of the amount of unrecognized tax benefit recorded.  While it is often difficult to predict the final outcome or the timing of resolution of any particular tax position, Argyle has determined it has no uncertain tax positions through December 31, 2011.  However, audit outcomes and the timing of audit settlements and future events that would impact Argyle’s unrecognized tax benefits are subject to significant uncertainty.

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

(10)              Property, Plant, and Equipment

	$ thousand
		Fixtures and Office	Plant, Machinery	Decommissioning
	Land	Equipment	and Equipment	Asset	Transportation	Total
Cost
At 1 January 2011	2,979	2,168	957,404	82,073	8,469	1,053,093
Acquisitions	—	—	8,443	—	—	8,443
Transfers	—	(449)	364	—	—	(85)
Deletions	—	—	(6,130)	(927)	(94)	(7,151)
Other	—	24	(24)	19,018	—	19,018
At 31 December 2011	2,979	1,743	960,058	100,163	8,375	1,073,318

Depreciation
At 1 January 2011	—	(1,259)	(464,691)	(15,424)	(4,651)	(486,025)
Charge for the year	—	(393)	(25,760)	(4,301)	(241)	(30,695)
Deletions	—	—	2,490	190	94	2,774
Transfers	—	399	4	—	—	403
At 31 December 2011	—	(1,253)	(487,957)	(19,535)	(4,798)	(513,543)
Net book amount at 31 December 2011	2,979	489	472,101	80,628	3,577	559,774

	$ thousand
		Fixtures and Office	Plant, Machinery	Decommissioning
	Land	Equipment	and Equipment	Asset	Transportation	Total
Cost
At 1 January 2010	2,979	3,212	971,240	73,856	8,502	1,059,789
Acquisitions	—	—	5,478	—	—	5,478
Transfers	—	22	(14,470)	3	(7)	(14,452)
Deletions	—	(1,066)	(4,844)	—	(26)	(5,936)
Other	—	—	—	8,214	—	8,214
At 31 December 2010	2,979	2,168	957,404	82,073	8,469	1,053,093

Depreciation
At 1 January 2010	—	(1,999)	(457,889)	(9,541)	(4,504)	(473,933)
Charge for the year	—	(305)	(25,298)	(3,444)	(181)	(29,228)
Deletions	—	1,067	4,845	—	27	5,939
Transfers	—	(22)	13,651	(2,439)	7	11,197
At 31 December 2010	—	(1,259)	(464,691)	(15,424)	(4,651)	(486,025)
Net book amount at 31 December 2010	2,979	909	492,713	66,649	3,818	567,068

Depreciation and amortization expense on the statements of comprehensive income is equal to depreciation of $30,695 plus amortization of $267 for the year ended December 31, 2011. For the year ended December 31, 2010, these amounts were $29,228 of depreciation and amortization of $827.

(11)              Financial Instruments and Financial Risk Factors

BP holds various financial assets and liabilities that relate to Argyle, in particular receivables, payables, accruals, and derivatives. Details of these financial assets and liabilities can be found in other notes to these financial statements. From a financial risk factor perspective, Argyle’s financial instruments (specifically, its derivative portfolio) are managed by IST, which manages for the Business all financial risk factors, namely market risk, credit risk, and liquidity risk.

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

(12)              Inventories

	$ thousand
	2011	2010
Cost of inventories expensed in the statement of comprehensive income	2,788,800	2,357,333

(13)              Trade and Other Receivables

	$ thousand
	2011		2010
	Current	Non-Current	Current	Non-Current
Financial assets
Trade receivables	200,860	—	190,811	—
Amounts receivable from joint venture partners	21,554	—	18,616	—
Other receivables	10,000	—	10,000	9,976
Related party receivables	143,013	—	76,492	—

Trade and other receivables are noninterest bearing. The receivable related to the 2007 pipeline sale (discussed in note 4 — Disposals and Impairments) is included in other receivables above. These amounts are net of any allowances discussed in note 14 — Valuation and Other Qualifying Accounts.

(14)              Valuation and Other Qualifying Accounts

Valuation and qualifying accounts are deducted in the balance sheet from the assets to which they apply. For the 2011 year, no such balances exist.

(15)              Trade and Other Payables

	$ thousand
	2011		2010
	Current	Non-Current	Current	Non-Current
Financial liabilities
Trade payables	287,208	—	390,839	—
Amounts payable to joint controlled entities	1,048	—	922	—
Other payables	10,000	4,917	10,000	15,246
Related party payables	109,319	—	64,709	—

The payable related to the 2007 pipeline sale (discussed in Note 4 — Disposals and Impairments) is included in the current portion of other payables above.

(16)              Derivative Financial Instruments

In conducting our business, we are exposed to certain risks related to fluctuations in commodity and energy prices. Our Parent enters into certain derivative contracts to manage these risks. While derivatives contracts entered into are intended to manage specific risks associated with the Business, they have not been designated as hedging instruments.

Changes in the fair value of these derivatives instruments are reflected in our statement of comprehensive income in accordance with SEC Staff Accounting Bulletin Topic 1B. However, as another affiliate of the Parent is our legal counterparty to the contracts, all market risk, credit risk, and liquidity risk are born by the Parent. Accordingly, the fair values of these derivative contracts are not included on our balance sheet.

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

The impact of the derivative financial instruments on the statement of comprehensive income is shown in the table below:

	$ thousand
	2011	2010

Natural Gas Liquid Derivatives (gain) / loss	(327)	(25,600)
Power Derivatives (gain) / loss	(983)	1,534
Total	(1,310)	(24,066)

(17)              Provisions

		$ thousand
		Decommissioning	Environmental	Total
	At 1 January 2011	102,066	5,853	107,919
	Exchange adjustments	(2,508)	(52)	(2,560)
	New or increased provisions	746	556	1,302
	Unwinding of discount	1,836	114	1,950
	Change in discount rate	20,916	180	21,096
	Other	(2,114)	(431)	(2,545)
	At 31 December 2011	120,942	6,220	127,162

Of which	-current	—	1,538	1,538
	-non-current	120,942	4,682	125,624
		120,942	6,220	127,162

		$ thousand
		Decommissioning	Environmental	Total
	At 1 January 2010	92,557	2,184	94,741
	Exchange adjustments	3,415	161	3,576
	New or increased provisions	—	3,868	3,868
	Unwinding of discount	1,653	98	1,751
	Change in discount rate	4,800	25	4,825
	Other	(359)	(483)	(842)
	At 31 December 2010	102,066	5,853	107,919

Of which	-current	50	1,383	1,433
	-non-current	102,016	4,470	106,486
		102,066	5,853	107,919

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

Argyle makes full provision for the future cost of decommissioning facilities and pipelines on a discounted basis at the installation of those facilities. The provision for the costs of decommissioning those facilities and pipelines at the end of the economic lives has been estimated using existing technology, at current prices or future assumptions, depending on the expected timing of the activity, and discounted using a discount rate of 0.5% at December 31, 2011 and 1.5% at December 31, 2010. These costs are generally expected to be incurred over the next 30 years. While the provision is based on the best estimate of future costs and the economic lives of the facilities and pipelines, there is uncertainty regarding both the amount and timing of these costs.

Provisions for environmental remediation are made when a clean-up is probable and the amount of the obligation can be reliably estimated. Generally, this coincides with commitment to a formal plan of action or, if earlier, on divestment or on closure of inactive sites. The provision for environmental liabilities has been estimated using current technology at current prices and discounted using a real discount rate of 0.5% at December 31, 2011 and 1.5% at December 31, 2010. The majority of these costs are expected to be incurred over the next 10 years. The extent and cost of future remediation programs are inherently difficult to estimate, they depend on the scale of any possible contamination, the timing and extent of corrective actions, and also our share of the liability.

(18)              Contingencies and Commitments

In the normal course of business, Argyle enters into commitments for product purchases from suppliers. There is one set-volume contract existing at December 31, 2011, for C3 product, with the commitment extending to March 2019. Amounts due under the contract at forecasted prices are shown in the table below:

$ thousand
2011
Amounts due under the contract;
Payable within
1 year	114,405
2 to 5 years	422,784
Thereafter	234,542

In the normal course of business, legal proceedings are pending or may be brought against Argyle arising out of current and past operations. Argyle is subject to national and local environmental laws and regulations concerning its products, operations, and other activities. These laws and regulations may require Argyle to take future action to remediate the effects on the environment of prior disposal or release of chemicals or petroleum substances. The ultimate requirement for remediation and its costs are inherently difficult to estimate. However, the estimated cost of known environmental obligations has been provided in these accounts in accordance with Argyle’s accounting policies.

Argyle has obligations to decommission oil and natural gas facilities and related pipelines. Provision is made for the estimated cost of these activities; however, there is uncertainty regarding both the amount and timing of these costs, given the long-term nature of these obligations. Argyle believes that the impact of any reasonable foreseeable changes to these provisions on Argyle’s results of operations, financial position, or liquidity will not be material.

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

(19)              Concentrations

Sales to BP and its affiliates made up 28%, and 24% of total sales during the years ended December 31, 2011 and 2010 respectively.

Receivables to BP and its affiliates made up 38%, and 26% of total receivables during the years ended December 31, 2011 and 2010 respectively.

(20)              Related Parties (Including Relationship with Parent and Corporate Allocations)

(a)                      Related Parties

Significant transactions with related parties other than those described below are disclosed on the face of the statements of comprehensive income and balance sheets. Sales to, and purchases from, related parties have terms and conditions substantially similar to sales and purchases with third parties. As noted previously, settlement of these transactions is automatic at 30 days.

(b)                      Relationship with Parent

Argyle has historically been managed and operated in the normal course of business by BP along with other BP affiliates. Accordingly, certain shared costs have been allocated to Argyle and reflected as expenses in the standalone financial statements. Management of BP and Argyle consider the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to Argyle for purposes of the carve-out financial statements; however, the expenses reflected in the Argyle financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if Argyle historically operated as a separate, standalone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by Argyle. Significant transactions with the Parent are discussed individually as follows:

Cash Management

Argyle participates in BP’s centralized cash management programs. Disbursements are made by Argyle and funded by BP periodically. Cash receipts are transferred to centralized accounts, also maintained by BP. The cash receipts from Argyle are not kept in Argyle specific accounts and are instead comingled with cash from other BP entities. As cash is disbursed and received by the Parent, it is accounted for through net parent investment.

Pension and Other Post retirement Benefit Plans

Argyle does not sponsor any pension, post retirement, or employee savings plan. However, Argyle employees participate in certain funded final salary pension plans sponsored by BP. BP also provides post retirement and healthcare and life insurance benefits to its retired employees and dependants. There is no contractual agreement or stated policy between the Business and BP for charging the net defined benefit costs (note that the Business comprises parts of multiple legal entities).

All obligations pursuant to these plans are obligations of BP and as such are not included in Argyle’s balance sheets. BP allocates to Argyle the net periodic benefit costs associated with employees that are beneficiaries of pensions and other employment costs.

PROJECT ARGYLE

Notes to Financial Statements

December 31, 2011 and 2010

These costs are included in marketing and administrative expenses in the statement of comprehensive income and totaled $6,432, and $1,608 for the years ended December 31, 2011 and 2010 respectively. The costs were allocated to the Business using various allocation methods, primarily head count and salaries. Our Parent contributes to these plans. The amount contributed to these plans by the Parent on our behalf cannot be determined.

Derivatives

As discussed in note 11 — Derivative Financial Instruments, derivatives that relate to the Argyle business are entered into on behalf of Argyle by another BP entity.

Other Allocated Corporate Costs

Other allocated costs include BP charges including, but not limited to: corporate accounting, human resources, government affairs, information technology, shared real estate expenses, treasury, and legal. These costs are included in marketing and administrative expenses in the statement of comprehensive income and totaled $29,736, and $30,151 for the years ended December 31, 2011 and 2010, respectively. The costs were allocated to the Business using various allocation methods, such as head count, services rendered, space utilization, and assets assigned to the Business (e.g., certain information technology costs were allocated based on the number of computers used by the Business). Note that these expenses may have been different had Argyle been a separate, stand-alone entity during the periods presented.

(21)              Subsequent Events

Argyle sold the Griffith propane storage terminal with an effective date of January 31, 2012 located in Indiana.